Exhibit 10.38

LEASE CONTRACT

Lessor:	Nanjing Linkage Technology Group Co., Ltd. (“Party A”)

Legal Representative:	Sun, Libin

Address:	Building 16, Nanjing World Window Software Park, No. 12 Dinghuaimen, Nanjing

Telephone:	+(025) 8375-3888

Lessee:	Linkage-AsiaInfo Technologies (Nanjing), Inc. (“Party B”)

Legal Representative:	Zhang, Zhenqing

Address:	Building 16, Nanjing World Window Software Park, No. 12 Dinghuaimen, Nanjing

Telephone:	+(025) 8375-3886

According to the Contract Law of the People’s Republic of China and related regulations, on the basis of equality, voluntary, justice, honesty and credibility, Party A and Party B enter into the lease contract below (the “Contract”) on the rental issue.

1. PREMISES STATUS AND RENTAL FUNCTION

1.1 Party A agrees to lease to Party B under good status Room 1313, 1317, 1318 and 1319 (the “Premises”) of Building B, Guidu International Center on No. 27 Nanbinhe Road, Xuanwu District, Beijing. The aggregated area under the lease is five hundred and ninety-four square meters (594 m²) (which is gross area, including shared area for common use). The rental function is only for office purposes. The interior area is well decorated.

1.2 The applicable scope, conditions and requirements on the shared area of the Premises: Party B shall follow and execute the Building’s regulations on the current decoration, subsidiary facilities, and equipment status, which can be referred to on the The List of House Equipment and Facilities of Appendix I. Party A and Party B both agree to use Appendix I as the acceptance reference for the Premises delivery from Party A to Party B and the Premises return from Party B to Party A. If Party B makes any damage or loss to any equipment, facility or decoration during the valid term of the Contract, Party B shall make compensation according to the market price.

2. DELIVERY DATE AND LEASE TERM

2.1 Party A and Party B both agree that Party A shall deliver the Premises to Party B on April 7, 2012, and both parties shall sign The List of House Equipment and Facilities and transfer the key which shall be considered as delivery completion.

2.2 The valid term of the Contract is two (2) years, commencing from April 7, 2012 and ending on April 6, 2014.

2.3 Upon expiration of the lease term, Party B shall return the Premises timely. In the event that Party B wishes to renew the lease, Party B shall handle the renewal procedures with Party A two (2) months prior to the expiration of the Contract.

3. PAYMENT AND TERM OF RENT, TAX AND OTHER FEES

3.1 Party A and Party B both agree that the rent is based on the gross area of the Premises, which is three point five (3.5) Renminbi per day per square meter with monthly rent totaled sixty-three thousand two hundred and thirty-six (63,236) Renminbi. The monthly rent includes tax, property management fee and air-conditioning usage fee, etc.

3.2 Payment term: Quarterly. The quarterly rent is one hundred and eighty-nine thousand seven hundred and eight (189,708) Renminbi. Three (3) months’ rent is payable in advance. Party B shall make the payment to Party A before tenth (10th) of the payment month, and pay in advance when statutory holidays. Party B shall make the first payment of one hundred and eighty-nine thousand seven hundred and eight (189,708) Renmibi to Party A on April 10th, 2012.

3.3 Payment method by Party B: by check.

3.4 During the valid term of the Contract, Party B shall bear the costs of (1) water; (2) electricity; (3) telephone; (4) television channels and (5) internet. Except for these fees, Party A shall assume the maintenance work and fee, including but not limited to major structure, walls, roof, etc.). Other charges related to the Premises that are not listed in the Contract shall be borne by Party B. Party B shall assume the expenses by the property management company or other related departments, and Party A shall assist in providing Party B the according invoice.

3.5 The account designated by Party A is as below:

Bank: Bank of Communications Nanjing Branch Yuhua Sub-branch

Account No.:

Account Name: Nanjing Linkage Technology Group Co., Ltd.

Party A shall give a formal notice to Party B upon any change in Party A’s bank account information. The notice can be considered as a formal modification to the information of the item hereby. Payment delay or loss due to the late notice of bank account modification by Party A is not the responsibility of Party B.

4. PARTY A’S RIGHTS AND OBLIGATIONS

4.1 Party A shall declare the complete ownership of the Premises and own the ownership certificate. There is no dispute or litigation over the Premises.

4.2 Party A shall assure that the Premises have no co-owner or other joint obligee, or have already obtained written consent from existing co-owner.

4.3 During the valid term of the Contract, Party A shall declare and pay taxes and fees by itself in connection with the Premises or property ownership of the land.

4.4 Party A shall assist Party B to process industrial and commercial procedures and provide related documents.

4.5 Party A shall assure that the Premises is in the safe and normal status.

4.6 In case Party A wishes, during the valid term of the Contract, to sell or mortgage the Premises, it shall notify Party B in writing three (3) months in advance. Party A shall assure the sales or mortgage will not affect the fulfillment of the Contract. Party A, the assignee or mortgagee and Party B shall sign Lessor Transfer Contract, and Party A shall assure the assignee or mortgagee to fulfill the Contract.

5. PARTY B’S RIGHTS AND OBLIGATIONS

5.1 Party B shall comply with the laws and regulations of the People’s Republic of China and City of Beijing and rules of Property Management Company of the Premises. Party B shall not (i) make noises or smells that may affect other residents; (ii) harass other residents; (iii) damage, spot, misuse or block the shared area or facilities; (iv) take the Premises for other function instead of office; (v) engage in gambling or other immoral, illegal, or improper activities in the Premises; (vi) place weapons, ammunition, illegal goods, inflammable goods, or any goods overload in the Premises or (vii) make structural alterations to the inside or outside of the Premises.

5.2 Party B shall make timely payment of rent to Party A, as well as other fees listed in Item 3.4 of the Contract.

5.3 Party B shall not sublease or transfer the lease without written consent from Party A. Otherwise, the sublease or transfer contract or activities shall be invalid to Party A, and Party A shall have the right to process the issue for breach of the Contract.

5.4 Party B shall keep good condition of the facilities and equipment of the Premises. In the event of any damage to the Premises due to Party B’s improper use, management or maintenance, Party B shall assume the maintenance cost and compensation which occurs as a result thereof.

5.5 In the event of any fitment, decoration or change of the piping or, circuitry by Party B, it shall obtain a written consent from Party A and Property Management Company before, and Party B shall assume the costs by itself.

5.6 Party B shall assume the maintenance fee of the facilities and equipment listed in The List of House Equipment and Facilities and purchased by itself.

5.7 Party B shall assume the insurance for the property Party B places within the Premises.

6. CONTRACT RESCISSION/TERMINATION

6.1 Upon agreement by the Parties, the Contract shall be dissolved.

6.2 In the event of default of the Contract due to irresistible force, the Contract shall rescind.

6.3 In the event of any of the following conducted by Party B, Party A shall have the right to dissolve the Contract by itself and take back the Premises:

6.3.1 Party B fails to pay the rent or other fees beyond seven (7) days or the default of payment totaled over one thousand (1000) Renminbi;

6.3.2 Party B changes the Premises function other than office without Party A’s authorization;

6.3.3 Party B declares bankruptcy or incapability to pay the rent;

6.3.4 Party B reforms or damages the monolithic structure of the Premises;

6.3.5 In the event of any damage to the affiliate goods, equipment or facilities due to Party B’s improper use or maintenance and Party B refuses to make compensation;

6.3.6 Party B engages in illegal activities, harms the public interest, or hinders others’ ordinary work or life;

6.3.7 Party B subleases or transfers to a third party without Party A’s authorization;

6.3.8 Upon other severe violations of the items in the Contract.

In the case any situation mentioned above happens, Party A shall have the right to issue a notice for contract rescission to Party B, and Party B shall pay two (2) months’ rent as penalty to Party A. If the penalty is insufficient to repay the loss, Party A shall have the right to demand indemnification. Party B shall move from the Premises according to the notice, otherwise, Party B shall pay Party A twice the day rent for the deferred period as the compensation for its default occupation.

6.4 In the event of any case hereof conducted by Party A, Party B shall have the right to dissolve the Contract by itself and require Party A to make compensation for the breach of the Contract:

6.4.1 Party A fails to timely deliver the Premises, and still cannot complete the delivery beyond seven (7) days after Party B’s reminder;

6.4.2 The Premises is not in conformity with the Contract, which leads to the failure of the lease; or the Premises has defects that may jeopardize the safety of Party B;

6.4.3 Party A mortgages, transfers or makes a second lease that affects Party B’s lease.

6.5 Any other discharging circumstance provided by law has occurred.

7. LIABILITY FOR BREACH OF CONTRACT

7.1 Each of Party A and Party B shall perform this Contract in good faith. Either Party, who breaches this Contract, shall pay damages if the other party has sustained direct or indirect losses.

7.2 If Party B fails to pay the rent or other fees timely according to this Contract, for the delay in payment, Party B shall pay Party A the surcharge at the rate of one percent (1%) of the day rent for each day. If the delay is beyond seven (7) days, Party A shall have the right to terminate the Contract and take back the Premises. Party B shall pay two (2) months’ rent as penalty to Party A. If the penalty is insufficient to repay the loss, Party A shall have the right to demand indemnification.

7.3 During the lease term, if Party B dissolves the Contract with Party A’s consent, Party A shall keep the rent for the remaining term of the lease from Party B, meanwhile, Party B shall pay two (2) months’ rent as penalty to Party A.

7.4 If Party B makes fitment, decoration or purchases new goods for the Premises without Party A’s authorization, Party A shall have the right to require Party B to restore to the original status within a definite time or make compensation. If Party B occupies the shared area other than the Premises, Party B shall pay twice the rent according to the occupied area and time as penalty to Party A.

7.5 During the lease term, in the event of any damage to the Premises and affiliated facilities due to Party B’s improper use, Party B shall be responsible for the repair and assume all the maintenance fee or compensation. Or in the event of any accident occurred due to Party B’s improper use, Party B shall solve the dispute by itself and assume the liability to compensate such damage.

7.6 Once the Contract is terminated, if Party B does not settle up all the related fees during the lease term, Party B shall assume the settlement.

7.7 If Party A fails to deliver the Premises and its affiliated facilities timely, it shall pay the penalty at the rate of five percent (5%) of the monthly rent for each day to Party B. If the delay is beyond five (5) days, Party B shall have the right to terminate the Contract through a written notice to Party A. Party A shall return the rent payable in advance plus the bank interest, as well as two (2) months’ rent as compensation to Party B.

7.8 During the lease term, if Party A arbitrarily dissolves the Contract in the case not mentioned in the Contract and withdraws the Premises ahead of schedule, Party A shall return the rent for the remaining term of lease to Party B, and Party A shall pay twice the rent for the remaining lease term as penalty, if the penalty is insufficient to deduct Party B’s loss, Party A shall be responsible for the compensation.

8. SETTLEMENT OF CONTRACTUAL DISPUTE

Any dispute arising out of the performance of this Contract or in connection with this Contract shall be settled by Party A and Party B through friendly consultations between them. If such dispute cannot be resolved by consultations, any Party may submit such dispute to Beijing Arbitration Commission for arbitration.

9. MISCELLANEOUS PROVISIONS

9.1 The Contract constitutes all the agreements between Party A and Party B on the Premises lease and it shall take place of all the discussion, declaration and agreement before.

9.2 Once the Contract becomes effective, any modification or supplement to the Contract shall adopt written format and be an appendix to the Contract. The appendix and the contract shall be of equal validity.

9.3 The Contract shall become effective on the date of its signature and seals. The Contract (and the appendix) shall be executed in two (2) copies, with the lessor and lessee each keeping one (1) copy.

Party A: (Contract Seal of Nanjing Linkage Technology Group Co., Ltd.)

Representative of Party A: (signature)

Dated: April 7, 2012

Party B: (Contract Seal of Linkage-AsiaInfo Technologies (Nanjing), Inc.)

Representative of Party B: (signature)

Dated: April 7, 2012

Appendix I. List of House Equipment and Facilities

Furniture, electrical apparatus, decoration and other facilities and equipment status and compensation

Item	Brand	Quantity	Unit Price	Compensation Amount	Remark
Air-conditioner		16

Other related fees

Item	Charged by	Unit Price	Initiated Time	Initiated Number	Remark
Water
Electricity
Telephone
TV Channels
Heating
Gas
Internet
Sanitation
Parking
Property Management
Rent Tax

Delivery Confirmation

Party B has completed the inspection on the items mentioned above and considered the Premises to be in good conditions for acceptance. Party A and Party B have settled the accounts of water, electricity, gas and other related fees, and Party B agrees to accept the Premises hereby.

Delivery date: April 7, 2012

Party A: (Contract Seal of Nanjing Linkage Technology Group Co., Ltd.)

Party B: (Contract Seal of Linkage-AsiaInfo Technologies (Nanjing), Inc.)

Return Confirmation

Party A and Party B have completed the inspection on the Premises, its facilities, equipment and water, electricity usage status, and process the return procedures. The related fees assurance and the Premises, its facilities and equipment return: ☐ No dispute/☐ Note attached below

Return date:

Party A: (Contract Seal of Nanjing Linkage Technology Group Co., Ltd.)

Party B: (Contract Seal of Linkage-AsiaInfo Technologies (Nanjing), Inc.)